UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 23, 2013

Woodward, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-8408	36-1984010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 East Drake Road, Fort Collins, Colorado		80525
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	970-482-5811

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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On January 23, 2013, Woodward, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”). The stockholders considered three proposals, each of which is described more fully in the Company’s proxy statement for the 2012 Annual Meeting. Set forth below are the final voting results on each matter submitted to a vote of the Company’s stockholders for the 2012 Annual Meeting.

Proposal 1. Election of three directors for a three-year term to expire in or about January 2016:

	For	Withhold	Broker Non-Votes
John D. Cohn	54,373,903	2,717,755	6,908,579
Gregg C. Sengstack	56,216,553	875,105	6,908,579
James R. Rulseh	54,371,560	2,720,098	6,908,579

Proposal 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm:

For	63,383,567
Against	494,349
Abstain	122,321

Proposal 3. Advisory resolution on executive compensation:

For	53,314,844
Against	2,806,897
Abstain	969,917
Broker Non-Votes	6,908,579

As previously reported, pursuant to an advisory resolution based on a vote held at the Company’s 2010 Annual Meeting of Stockholders, stockholders representing more than a majority of the votes cast recommended that the Company hold votes on future advisory resolutions on executive compensation on an annual basis. In light of these voting results and other factors, the Board of Directors of the Company has elected to include in the Company’s proxy materials a non-binding advisory resolution on executive compensation on an annual basis unless and until it determines otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward, Inc.

January 25, 2013	By:	/s/ A. Christopher Fawzy

Name: A. Christopher Fawzy
Title: Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer